UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2006

ADVANCED BIOENERGY, LLC

(Exact name of small business issuer as specified in its charter)

Delaware	333-125335	20-2281511
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

137 N. 8th Street, Geneva, Nebraska 68361
(Address of principal executive offices)

(402) 759-3773
(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

In compliance with Items 1.01 and 2.03, we reported on Form 8-K filed on March 14, 2006 that we had entered into a loan agreement with Farm Credit Services of America, FLCA (“Farm Credit”) establishing a senior credit facility with Farm Credit for the construction of a 100 million gallon per year ethanol plant. In those disclosures, we incorrectly reported the total amount of the senior credit facility. This amendment is filed solely for the purpose of correcting that error.

The correct amount of the construction financing with Farm Credit is in the amount of $79,500,000 consisting of a $58,500,000 term loan and a $21,000,000 revolving term loan. In addition, we have also established a $5,000,000 revolving credit facility for financing eligible grain inventory and equity in Chicago Board of Trade futures positions.

The remaining portions of the report as filed on March 14, 2006 remain unchanged and are unaffected by this amendment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED BIOENERGY, LLC

Date:	April 06, 2006	/s/ Revis L. Stephenson III
Revis L. Stephenson III (Chairman and Principal Executive Officer)